UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2012 (March 27, 2012)

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grant of Stock Options to Sachin Lawande

On March 27, 2012, the Compensation and Option Committee of the Board of Directors of Harman International Industries, Incorporated (“Harman”) granted 62,278 time-vesting stock options (the “Options”) to Sachin Lawande, Co-President of Harman’s Lifestyle and Infotainment Divisions and a named executive officer, under Harman’s 2012 Stock Option and Incentive Plan. The date of grant for the Options was March 29, 2012 (the “Grant Date”). The grant is evidenced by Harman’s form of Non-Qualified Stock Option Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1. The Options (a) vest in equal annual installments over a three-year period commencing on the first anniversary of the Grant Date, so long as Mr. Lawande is in continuous service with Harman on each such date (subject to certain exceptions), (b) have an exercise price of $46.74 per share, which is the closing price of Harman’s common stock on the New York Stock Exchange on the Grant Date, and (c) have a term of 10 years from the Grant Date.

The foregoing description of Exhibit 10.1 does not purport to be complete and is qualified in its entirety by reference to the form of Non-Qualified Stock Option Agreement, a copy of which is attached to this Report as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Non-Qualified Stock Option Agreement for Officers and Key Employees under the Harman International Industries, Incorporated 2012 Stock Option and Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel

Date: April 2, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Non-Qualified Stock Option Agreement for Officers and Key Employees under the Harman International Industries, Incorporated 2012 Stock Option and Incentive Plan.